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                                                                     EXHIBIT 4.4
                           VERASUN ENERGY CORPORATION
                          (ORGANIZATION ID # DB050019)

                              SHAREHOLDER AGREEMENT

      THIS SHAREHOLDER AGREEMENT (this "AGREEMENT") is made as of November 30, 2005, by and among VeraSun Energy Corporation, a South Dakota corporation (the "COMPANY"), the parties named in Exhibit A, each of whom owns Common Stock of the Company (collectively, the "SHAREHOLDERS"), and Teachers Insurance and Annuity Association of America ("TIAA"), as a Shareholder and holder of the TIAA Warrants (as defined below).

                                    Recitals

      A. Pursuant to a merger transaction effective as of October 14, 2005 (the "Aurora Merger"), the Company issued shares of its Common Stock to certain of the Shareholders and VeraSun Aurora Corporation, a South Dakota corporation formerly known as VeraSun Energy Corporation (Organizational ID # DB044362, referred to herein as "Aurora"), became a wholly owned subsidiary of the Company.

      B. In connection with the Aurora Merger, it was agreed that the Second Amended and Restated Shareholder Agreement, dated as of December 16, 2002, as amended, by and among Aurora, its shareholders and certain other parties would be adopted as the Company's agreement.

      C. Thereafter, the Company entered into a Stock Purchase Agreement, dated as of November 21, 2005, with certain investors.

      D. To document the Company's agreement with the new investors, the Company, the Shareholders and TIAA have prepared and executed this Agreement as a complete replacement of the agreement adopted in connection with the Aurora Merger.

      In consideration of the mutual promises, covenants and agreements contained herein, the parties hereto agree as follows:

      SECTION 1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  "AFFILIATE" (including the term "AFFILIATED") shall have the meaning assigned to such term in Rule 144 promulgated under the Securities Act of 1933, as amended (the "ACT").

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                  "BLUESTEM" shall mean Bluestem Capital Company, L.L.C., a
South Dakota limited liability company.

                  "BOARD" shall mean the Board of Directors of the Company.

                  "COMMON STOCK" shall mean the Common Stock of the Company, par value $0.01 per share.

                  "COMMON STOCK EQUIVALENTS" shall mean, with respect to options, warrants or convertible securities, the number of shares of Common Stock of the Company issuable upon exercise or conversion thereof.

                  "EOS CAPITAL" shall mean Eos Capital Partners III, L.P., a Delaware limited partnership.

                  "EOS INVESTORS" shall mean Eos Partners and Eos Capital.

                  "EOS PARTNERS" shall mean Eos Partners SBIC III, L.P., a Delaware limited partnership.

                  "EXISTING WARRANTS" shall mean the warrants listed on Exhibit B hereto.

                  "FUNDAMENTAL CORPORATE EVENT" shall mean any consolidation, merger or a statutory share exchange (other than a merger with a wholly-owned subsidiary of the Company or a consolidation, merger, share exchange or other business combination in which the outstanding voting stock of the Company immediately prior to such consolidation, merger, share exchange or business combination constitutes a majority of the voting stock of the surviving entity) in which the outstanding shares of capital stock of the Company are exchanged for securities or other consideration of or from another corporation, or a sale of all or substantially all the assets or stock of the Company.

                  "INITIAL PUBLIC OFFERING" shall mean the public offering pursuant to a firm commitment underwriting of capital stock of the Company registered in compliance with the Act which shall have resulted in gross proceeds to the Company of at least $10,000,000 and had a price to the public of at least $4.00 per share.

                  "INVOLUNTARY TRANSFER" shall mean that (i) involuntary proceedings, which remain unstayed and undismissed after 90 days, have been commenced against any Shareholder, or voluntary proceedings are commenced by any Shareholder, in each case under any provision of any federal or state law relating to bankruptcy or insolvency, whether legal or equitable, (ii) any Shares (as defined below) of a Shareholder are attached or garnished, (iii) any judgment (including, without limitation, a divorce decree) is obtained in any legal or equitable proceeding against any Shareholder and the transfer of his, her or its Shares are contemplated or threatened under legal process as the result of such judgment, or (iv) any execution is issued against any Shareholder or his, her or its Shares.

                  "SUPERMAJORITY VOTE" shall mean a vote of directors constituting at least 80% of the directors in office at the time in question.

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                  "TIAA WARRANTS" shall mean the warrants issued to TIAA and listed on Exhibit C hereto.

                  "TIAA WARRANT AGREEMENT" shall mean the Warrant Agreement, dated as of October 14, 2005, between the Company and TIAA pursuant to which the TIAA Warrants have been issued.

                  "TRANSFER" shall mean any sale, exchange, execution on a pledge, assignment, gift, sale by legal process under execution or attachment, or change in ownership, voluntary or involuntary (including, without limitation, pursuant to an Involuntary Transfer), because of any other act or occurrence, but shall not include (i) a repurchase by the Company pursuant to a vesting or similar agreement between the Company and a Shareholder, (ii) an exchange of securities effected in connection with any merger or recapitalization of the Company, (iii) a transfer by a Shareholder on death, by will or intestacy, (iv) a transfer pursuant to Section 4 of this Agreement, (v) a transfer without consideration by a Shareholder to such Shareholder's spouse or children or to any trust all the beneficiaries of which are such Shareholder's spouse or children, provided that the Shareholder retains an irrevocable proxy (upon terms reasonably satisfactory to the Company) to vote the Shares so transferred and that such transfer has been approved in advance by the Board, or (vi) a transfer by a Shareholder to its Affiliates, partners or members.

      SECTION 2. RESTRICTIONS ON TRANSFER.

            2.1 CONSENT REQUIRED. No Shareholder may Transfer by sale or otherwise, any shares of the Company's capital stock now or subsequently held by such Shareholder ("SHARES"), except with the consent of holders of at least two-thirds (66 2/3 percent) of the aggregate voting power of the issued and outstanding shares of voting capital stock of the Company, which consent shall not be unreasonably withheld or delayed; provided, however, that in no event shall TIAA be subject to this Section 2.1. The Shareholders acknowledge and agree that the foregoing restrictions on Transfers are necessary and appropriate in light of the proposed business of the Company and that no Transfer shall be permitted to be made to a competitor of the Company.

            2.2 EFFECT OF TRANSFER. All Transfers shall be subject to the requirements and limitations set forth in Section 10.

      SECTION 3. BOARD OF DIRECTORS.

            3.1 ELECTION AND REMOVAL OF DIRECTORS.

            (a) The number of directors initially shall be seven. Donald L. Endres shall have the right to nominate four directors including himself as the Chairman of the Board. Bluestem shall have the right to nominate one director, and Eos Capital shall have the right to nominate one director if the Eos Investors collectively have invested an aggregate of at least $25,000,000 in the Company. The seventh director shall be nominated by a Supermajority Vote of the Board; provided that such nominee shall be an individual with ethanol industry experience. If the Eos Investors fail to invest at least $25,000,000 in the Company, the number

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of directors shall be reduced to five and Mr. Endres shall be entitled to nominate only three directors.

            (b) The names of the persons so nominated shall be submitted to the Company, and the Shareholders and TIAA agree to take all action necessary or appropriate to cause the nomination of such nominees as candidates for directors of the Company and the Company shall take all actions necessary or appropriate to present the nominees to the Company's shareholders for election as directors. In the election of the Company's directors, each Shareholder and TIAA agree to vote his, her or its shares for election of such nominees.

            (c) If one of the directors so elected resigns or is removed by a vote of the Company's shareholders, or if his or her Board seat is otherwise vacated for any reason, then the holders or group who nominated such director shall have the right to nominate his or her replacement and the Shareholders and TIAA agree to vote their shares for the election of such replacement. The Shareholders and TIAA further agree that they shall not vote their Shares for the removal of any representative nominated pursuant to this Section 3, except for cause, without the consent of the holders or group nominating such representative. Solely for purposes of the preceding sentence, "CAUSE" means willful misconduct or bad faith.

            (d) Should the provisions of this Section 3.1 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest.

            3.2 BOARD ACTION.

            (a) The manner of convening and holding meetings of the Board shall be as set forth in the Bylaws of the Company, as amended from time to time. The Board shall hold one regular meeting during each calendar quarter. The Company will cause each non-employee director to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with serving as a director.

            (b) The following matters shall require the approval by a Supermajority Vote of the Board:

                  (i) approval or amendment, in any material respect, of the Company's annual operating budget;

                  (ii) approval of contractual obligations and transactions
            outside the scope of the relevant annual operating budget previously approved by the Board;

                  (iii) selection of an independent accounting firm to review and report on the financial statements specified in Section 6(a)(i); and

                  (iv) approval of any employment agreements between the Company and any of its senior executives requiring the Company to pay compensation in excess of $125,000 per annum.

            3.3 Transactions with Affiliates.

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      (a) No director, officer or holder of five percent or more of the Common
Stock of the Company shall, directly or indirectly through any Affiliate, (i) make any loan or advance to the Company or any of its Subsidiaries, (ii) transfer, sell, lease, assign or otherwise dispose of any assets to the Company or any of its Subsidiaries, or (iii) engage in any transaction with the Company or any of its Subsidiaries providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by such person, other than (a) the payment of salaries and benefits to directors or officers in the ordinary course of business, (b) transactions in the ordinary course of business and on terms and conditions at least as favorable to the Company or its Subsidiaries as the terms and conditions that would apply in similar transactions with a person not affiliated with the Company, or (c) transactions approved by a Supermajority Vote of the Board.

      (b) The Company and its Subsidiaries shall not, directly or indirectly through any Affiliate, (i) make any loan or advance to any director, officer or holder of five percent or more of the Common Stock of the Company, (ii) transfer, sell, lease, assign or otherwise dispose of any assets to any director, officer or holder of five percent or more of the Common Stock of the Company, or (iii) engage in any transaction with any director, officer or holder of five percent or more of the Common Stock of the Company providing for the furnishing of services by or to, or rental of real or personal property from or to, or otherwise requiring cash payments to or by such person, other than (a) the payment of salaries and benefits to directors or officers in the ordinary course of business, (b) transactions in the ordinary course of business and on terms and conditions at least as favorable to the Company or its Subsidiaries as the terms and conditions that would apply in similar transactions with a person not affiliated with the Company, or (c) transactions approved by a Supermajority Vote of the Board.

            3.4 NON-VOTING OBSERVERS.

            (a) In addition to their other rights under this Agreement, Eos Capital and Bluestem shall each be entitled to have one (1) non-voting observer (the "Observer") who shall be designated by Eos Capital and Bluestem, in their sole discretion, by notice to the Company from time to time (and who shall also be subject to removal for no reason or any reason whatsoever by Eos Capital and Bluestem, respectively, by notice to the Company from time to time).

            (b) Each Observer shall be entitled to be present at all meetings of the Board. The Company shall notify the Observer of each meeting of the Board, including the time and place of such meeting, in the same manner and at the same times as the members of the Board, as the case may be, are notified.

      SECTION 4. TAKE-ALONG AND TAG-ALONG RIGHTS.

            4.1 TAKE-ALONG RIGHTS

            (a) In the event that holders of at least two-thirds (66 2/3 percent) of the fully diluted Common Stock (such party and Affiliates, whether one or more, the "SELLER") propose to sell all (but not less than all) of the shares of Common Stock and Common Stock Equivalents held by such Seller ("SALE Shares") to a third party or parties in which the Seller does not own,

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have any right to acquire, or propose to own or acquire, any interest (a "THIRD
Party") pursuant to a Bona Fide Offer (as defined below), then the Seller shall have the right to require all (but not less than all) other Shareholders and TIAA (collectively, the "CO-SELLER"), to include in such sale (a "REQUIRED SALE") all (but not less than all) of the shares of Common Stock and Common Stock Equivalents held by the Co-Seller (the "CO-SELLER SHARES") by delivering notice (the "REQUIRED SALE NOTICE") to such Shareholders and TIAA.

            (b) The Required Sale Notice shall set forth: (A) the date of such notice (the "NOTICE DATE"), (B) the name and address of the Third Party, (C) the proposed amount of consideration to be paid per share for the Sale Shares, which shall consist solely of cash (the "SALE PRICE"), and the terms and conditions of payment offered by the Third Party in reasonable detail, together with written proposals or agreements, if any, with respect thereto, (D) the aggregate number of Sale Shares, (E) confirmation that the Seller is selling 100% of the aggregate number of shares of Common Stock and Common Stock Equivalents then held by it to a Third Party, and (F) the proposed date of the Required Sale (the "REQUIRED SALE DATE"), which shall be not less than 60 nor more than 120 days after the date of the Notice Date.

            (c) "BONA FIDE OFFER" shall mean an all-cash offer (whether in the form of a purchase of stock, merger, recapitalization, or otherwise) for all outstanding shares of Common Stock and Common Stock Equivalents, provided that the Aggregate Sale Price under such offer shall have been approved by Supermajority Vote of the Board.

            (d) If the Seller or any Co-Sellers of a class of Sale Shares are given an option as to the form and amount of consideration to be received with respect to Sale Shares or Co-Seller Shares in a class, all Co-Sellers of such class will be given the same option.

            (e) No Co-Seller shall be obligated to pay more than his or its pro rata amount of reasonable expenses incurred (based on the proportion of the aggregate transaction consideration received) in connection with a Required Sale to the extent such expenses are incurred for the benefit of all Co-Sellers and are not otherwise paid by the Company or the acquiring party (expenses incurred by or on behalf of a Co-Seller for its or his sole benefit not being considered expenses incurred for the benefit of all Co-Sellers).

            (f) In the event that the Co-Sellers are required to provide any representations, warranties or indemnities in connection with a Required Sale (other than representations, warranties and indemnities on a several basis that are personal in nature to such Co-Seller), then each Co-Seller shall not be liable for more than his or its pro rata amount (based on the proportion of the aggregate transaction consideration received) of any liability for misrepresentation or indemnity (except in respect of such several representations and warranties) and such liability shall not exceed the total purchase price received by such Co-Seller (net of broker fees) from such purchaser for his or its Co-Seller Shares (including the exercise price thereof), and, to the extent that an indemnification escrow has been established, such liability shall be satisfied solely out of any funds escrowed for such purpose prior to recourse against such Co-Seller.

            (g) Should the provisions of this Section 4 be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest.

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            4.2 TAG-ALONG RIGHTS

            (a) In the event that any holder or holders of at least ten percent (10%) of the outstanding Common Stock (the "TAG-ALONG TRANSFEROR") proposes to sell or otherwise dispose of Common Stock to any person or persons (the "PROPOSED PURCHASER"), the terms and conditions of such sale or other disposition to such Proposed Purchaser shall include an offer to each other Shareholder (the "TAG-ALONG OFFEREES") to include, at the option of each Tag-Along Offeree, in the sale or other disposition to the Proposed Purchaser such number of shares of Common Stock owned by each such Tag-Along Offeree determined in accordance with this Section 4.2. The Tag-Along Transferor shall send a written notice (the "TAG-ALONG NOTICE") to each Tag-Along Offeree setting forth the maximum number of shares of Common Stock the Proposed Purchaser is willing to purchase or otherwise acquire, the proposed price per share and the other material terms and conditions upon which the purchase is proposed to be made. At any time within 15 days after its receipt of the Tag-Along Notice, each Tag-Along Offeree may exercise its option to sell a number of shares owned by such Tag-Along Offeree determined in accordance with the provisions of this
Section 4.2 by (i) furnishing written notice of such acceptance (the "TAG-ALONG ACCEPTANCE NOTICE") to the Tag-Along Transferor, which Tag-Along Acceptance Notice shall set forth the maximum number of shares that such Tag-Along Offeree wishes to sell or otherwise dispose of to the Proposed Purchaser, and (ii) delivering to the Tag-Along Transferor a power-of-attorney authorizing the Tag-Along Transferor to sell or otherwise dispose of such shares to the Proposed Purchaser as part of such proposed sale or other disposition.

            (b) If the proposed sale or other disposition to the Proposed Purchaser by the Tag-Along Transferor is consummated, each Tag-Along Offeree shall have the right to sell to the Proposed Purchaser as part of such proposed sale or other disposition the same percentage of the total number of outstanding shares then owned by such Tag-Along Offeree as the percentage of the total number of outstanding shares then owned by the Tag-Along Transferor to be sold by the Tag-Along Transferor. In the event that the total number of shares proposed to be sold or otherwise disposed of by the Tag-Along Transferor and all Tag-Along Offerees as set forth in the Tag-Along Acceptance Notices exceeds the maximum number of shares that the Proposed Purchaser is willing to purchase or otherwise acquire, then the number of shares to be sold by the Tag-Along Transferor and the Tag-Along Offerees who have given Tag-Along Acceptance Notices shall be allocated among the Tag-Along Transferor and such Tag-Along Offerees (with rounding to avoid fractional shares) in proportion to the maximum number of shares that each of them originally proposed to sell or otherwise dispose of to the Proposed Purchaser.

            (c) Each Tag-Along Offeree who has given a Tag-Along Acceptance Notice, unless such Tag-Along Offeree agrees otherwise, shall receive as consideration upon such sale or disposition for its shares the same type of consideration and the same amount of consideration per share and on the same terms and conditions as are applicable to the shares to be sold by the Tag-Along Transferor. Each Tag-Along Offeree who has given a Tag-Along Acceptance Notice shall agree to the same covenants, representations and warranties as the Tag-Along Transferor agrees to in connection with the proposed sale. Each Tag-Along Offeree who has given a Tag-Along Acceptance Notice shall bear its pro rata share of the fees and expenses incurred by the Company and the Tag-Along Transferor in the proposed sale. To the extent any Tag-Along Offeree is required to provide indemnification in connection with a Tag-Along transaction, the

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monetary indemnification obligations of such Tag-Along Offeree shall be (i) no less favorable to such Tag-Along Offeree than that resulting from pro rata indemnification among all Tag-Along Offerees who have given Tag-Along Acceptance Notices and the Tag-Along Transferor based on the number of shares to be sold in the Tag-Along transaction and (ii) limited to the fair market value of the cash, property or other assets received by such Tag-Along Offeree in such Tag-Along transaction; provided, however, that the limitations contained in the immediately preceding clauses (i) and (ii) shall not apply in respect of any representations, warranties or covenants that are personal in nature to such Tag-Along Offeree (e.g.; title to shares being transferred).

            (d) The Tag-Along Transferor and the Proposed Purchaser shall each have the right, in its sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this Section 4.2, to abandon or otherwise terminate such sale or other disposition, whereupon all tag-along rights in respect of such sale or other disposition shall become null and void, and neither the Tag-Along Transferor nor the Proposed Purchaser shall have any liability or obligation to any Tag-Along Offeree with respect thereto by virtue of such abandonment or termination.

            (e) If within 15 days after the receipt of the Tag-Along Notice, any Tag-Along Offeree has not delivered a Tag-Along Acceptance Notice, such Tag-Along Offeree shall be deemed to have waived any and all of such Tag-Along Offeree's rights with respect to the sale or other disposition of shares described in the Tag-Along Notice.

            (f) The provisions of this Section 4.2 shall not apply to any transfer of shares made pursuant to a registered offering under the Act or in an ordinary brokerage transaction pursuant to Rule 144 under the Act.

      SECTION 5. RIGHT OF FIRST OFFER.

            (a) Subject to the terms and conditions specified in this Section 5, the Company hereby grants to each Shareholder (so long as such Shareholder holds at least 25 percent of the Shares held by such Shareholder as of the date of this Agreement) and to TIAA (such Shareholders and TIAA are hereinafter referred to individually as an "OFFEREE" and collectively as the "OFFEREES"), a right of first offer with respect to future issues or sales by the Company of any shares of, or securities convertible into or exercisable for, any class or series of its capital stock ("OFFERED SHARES").

            (b) Each time the Company proposes to issue or sell any Offered Shares, the Company shall first make an offering of such Shares to the Offerees in accordance with the following provisions:

                  (i) No later than 10 days prior to the consummation of such transaction, the Company shall deliver a written notice (the "OFFER NOTICE") to each Offeree stating (1) its bona fide intention to offer or issue Offered Shares, (2) the number of Offered Shares to be offered or issued, (3) the price, if any, for which it proposes to offer or issue such Offered Shares, and (4) the names of proposed offerees, if known.

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                  (ii) Within 10 days after receipt of the Offer Notice, each
      Offeree may elect to purchase or obtain, at the same price and on the terms specified in the Offer Notice, up to that portion of such Offered Shares which equals the proportion that the number of Shares then held by the Offeree bears to the total number of Shares then held by all Offerees. The number of Shares held by the Offerees shall include Common Stock Equivalents.

                  (iii) If all such Offered Shares referred to in the Offer Notice are not elected to be purchased as provided above, the Company may, within 120 days from the date of the Offer Notice, offer the remaining unsubscribed Offered Shares to any person or persons at a price not less, and upon the same general terms no more favorable to such person or persons, than those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Offered Shares within such period, the right provided hereunder shall be deemed to be revived and such Offered Shares shall not be offered unless first reoffered to the Offerees in accordance herewith.

                  (iv) The right of first offer in this Section 5 shall not be applicable to (1) any offering of up to 4,611,267 shares of Common Stock issued or issuable to founders, employees, directors or consultants of the Company in connection with plans or arrangements approved by the Board,
      (2) any shares of Common Stock issued upon exercise of the Existing Warrants, (3) up to 1,180,000 shares of Common Stock (subject to adjustment as provided in the TIAA Warrants) issued or issuable pursuant to the TIAA Warrants, (4) any shares of the Company's capital stock offered to the public pursuant to an effective registration statement filed under the Act, (5) the issuance of capital stock on a pro rata basis to all of the Company's shareholders in connection with any stock split, reverse split, stock dividend or recapitalization, (6) the issuance of shares of capital stock upon conversion of any capital stock at any time outstanding, (7) the issuance of capital stock in connection with the Company's acquisition of another entity by merger, share exchange or purchase of substantially all of the assets, or by any other reorganization whereby the Company acquires ownership of not less than 51 percent of the voting power of such entity, or (8) the issuance of shares of Common Stock to the general contractor for the Company's plants in an amount equal to any excess over the guaranteed maximum price provided for in the Company's agreements with such general contractor.

      SECTION 6. INFORMATION RIGHTS; CONFIDENTIALITY

            (a) The Company shall provide to each Shareholder and to TIAA the following information within the respective time periods specified:

                  (i) As soon as available and in any event within 120 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by an independent public accounting firm selected by a Supermajority Vote of the Board or by a committee of the Board appointed by a Supermajority Vote.

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                  (ii) For review at the Company's principal executive office
      (and delivery to Bluestem, the Eos Investors and TIAA), as soon as available and in any event within 30 days after the end of each month, a balance sheet of the Company as of the end of such month, the related statement of income for such month and for the portion of the Company's fiscal year ended at the end of such month and the related statement of cash flows for the portion of the Company's fiscal year ended at the end of such month;

                  (iii) Within five days of discovery of any default by the Company under any of its material agreements, a certificate of a financial officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

            (b) Each Shareholder acknowledges and agrees that the Company is engaged in business activities in which it is crucial to develop and retain proprietary, trade secret and other confidential information for the benefit of the Company (collectively, "PROPRIETARY INFORMATION"). Accordingly, each Shareholder agrees that it shall not at any time, either directly or indirectly:
(i) divulge or convey any proprietary information to any entity or individual, except as may be expressly authorized in writing by the Company, or required by its best interests in the course of performance of any assigned duties or (ii) use any proprietary information for such Shareholder's own benefit or the benefit of any entity or individual other than the Company. The proprietary information to which such Shareholder may have access may include, but is not limited to, the information provided to such Shareholder under Section 6(a) and other matters of a technical or intellectual nature such as inventions, designs, drawings, models, plans, client and customer relations information, improvements, developments, know-how, formulae, compounds, compositions, specifications, trade secrets, specialized knowledge, and matters of a business nature, such as information about costs and profits, records, client and customer lists, client and customer data, and sales data.

                  It is agreed that the provisions of this Section 6(b) shall not apply with respect to any information that (i) is or becomes (through no improper action or inaction by the relevant Shareholder or any Affiliates, agents, consultants, or employees of such Shareholder) generally available in the public domain, (ii) was in the relevant Shareholder's possession or known by it prior to receipt from the Company, (iii) was rightfully disclosed to the relevant Shareholder by a third party without being subjected to similar restrictions, (iv) was independently developed by the relevant Shareholder, or
(v) was or is provided by the Company to third parties without similar restrictions.

      SECTION 7. REGISTRATION RIGHTS. The Company shall provide to each holder (a HOLDER") of Registrable Securities (as defined herein) the registration rights described below. For purposes of this Agreement, the term "REGISTRABLE SECURITIES" means: (i) the Common Stock held by the Shareholders on the date hereof, (ii) the Common Stock issued or issuable upon exercise of the TIAA Warrants, and (iii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i), or (ii) above; provided, however, that the term "Registrable Securities" shall exclude in all cases any Registrable Securities sold by a person in a transaction in which the rights under this Section 7 have not been validly assigned as provided in Section 7.7.

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            7.1 "PIGGYBACK" REGISTRATION. Whenever the Company proposes to file any registration statement under the Act, (other than on Forms S-8 or S-4) (a "REGISTRATION STATEMENT") at any time and from time to time, it will, prior to such filing, give written notice to all Holders of its intention to do so and, upon the written request of a Holder or Holders given within 20 days after the Company provides such notice (which request shall state the intended method of disposition of such Registrable Securities), the Company shall use its reasonable best efforts to cause all Registrable Securities which the Company has been requested by such Holder or Holders to register to be registered under the Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of such Holder or Holders.

            In connection with any registration under this Section 7.1 involving an underwriting, the Company shall not be required to include any Registrable Securities in such registration unless the Holders thereof accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (provided that such terms must be consistent with this Agreement). If, in the opinion of the managing underwriter, it is appropriate because of marketing factors to limit the total number of securities, including Registrable Securities, to be included in the offering, then the Company shall be required to include in the registration only that number of such securities, including Registrable Securities, which the managing underwriter believes should be included therein (the securities so included to be apportioned pro rata among selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders); provided, however, that (i) no persons or entities other than the Company, the Holders and persons or entities holding registration rights shall be permitted to include securities in the offering, (ii) the number of Registrable Securities to be included in the offering by any Holders shall not be reduced unless all other securities, excluding the securities the Company proposes to sell, are first entirely excluded from the offering, and (iii) TIAA shall not be subject to a reduction in its Registrable Shares relating to the Common Stock issued or issuable upon exercise of the TIAA Warrant.

            Notwithstanding the foregoing, the Company shall not be obligated to notify any Holder or to take any other action to cause any Registrable Securities which the Company has been requested by any Holder or Holders to register to be registered under the Act after the Company has effected one registration pursuant to this Section 7.1 and such Holder or Holders shall have had the opportunity to include in such registration all Registrable Securities requested by such Holder or Holders to be included in such registration; provided, however, that TIAA shall be entitled to receive notice of, and to participate in, an unlimited number of such registrations on the terms specified above in this Section 7.1.

            7.2 TIAA REGISTRATION REQUEST.

            (a) At any time after the date upon which the Company shall have effected an Initial Public Offering (the "TRIGGER DATE"), upon the written request of the holders of a majority of the Registrable Securities attributable to the TIAA Warrants (the "TIAA REGISTRABLE SECURITIES") requesting that the Company effect the registration under the Act of all or part of such TIAA Registrable Securities and specifying the number of such TIAA Registrable Securities to be registered and the intended method of disposition thereof (a "REGISTRATION

REQUEST"), the Company will promptly, and in no event more than 15 days after receipt of such Registration Request, give written notice (a "NOTICE OF REQUESTED REGISTRATION") of such request to all other holders of TIAA Registrable Securities, and thereupon will use its best efforts to effect the registration under the Act of:

                  (i) the TIAA Registrable Securities which the Company has been so requested to register by such majority holders of the TIAA Registrable Securities; and

                  (ii) all other TIAA Registrable Securities the holders of which have made written requests to the Company for registration thereof within 20 days after the giving of the Notice of Requested Registration (which requests shall specify the intended method of disposition thereof), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so to be registered.

            (b) Notwithstanding anything herein to the contrary, the Company shall not be required to honor a Registration Request if: (i) the Trigger Date shall not yet have occurred; or (ii) the Company has previously effected one registration pursuant to a Registration Request.

            7.3 OBLIGATIONS OF THE COMPANY. Whenever required under this Section 7 to effect the registration of any Registrable Securities, the Company shall:

            (a) prepare and file with the Securities and Exchange Commission (the "SEC") a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such Registration Statement effective for a period of up to 120 days; provided that as far in advance as practical before filing such Registration Statement or any amendment or supplement thereto, the Company will furnish to the Holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such Holder shall have the opportunity to object to any information pertaining solely to such Holder and its plan of distribution that is contained therein and the Company will make the corrections reasonably requested by such Holder with respect to such information prior to filing any such Registration Statement or amendment.

            (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement.

            (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

            (g) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized automated quotation system on which similar securities issued by the Company are then listed.

            (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to the terms of this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration Statement.

            7.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

            7.5 REGISTRATION EXPENSES.

            (a) All expenses incurred in connection with any registration, filing or qualification of Registrable Securities pursuant to this Agreement, including, without limitation, all registration, filing, and qualification fees, printing and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities and fees and expenses of counsel for any selling Holder (if other than counsel to the Company), shall be borne by the Company; provided, however, that the reasonable fees and expenses of one counsel to the Holders of the TIAA Registrable Securities shall also be borne by the Company. Notwithstanding the foregoing, however, if at the time of the withdrawal of a Registration Statement, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said registration expenses.


            (b) Notwithstanding the provisions of Section 7.5(a), if, as a condition of registration or qualification of any offering in any state or jurisdiction in which the Company (by the vote of its Board) or any underwriter determines in good faith that it wishes to offer securities registered in an offering to which this Agreement applies, it is required that offering expenses be allocated in a manner different from that provided in Section 7.5(a), the offering expenses shall be allocated in whatever permitted manner is most nearly in compliance with the provisions of this Agreement.

            7.6 TERMINATION OF REGISTRATION RIGHTS. No Holder (other than TIAA) shall be entitled to exercise any right provided for in this Section 7:

            (a) after such time at which all Registrable Securities held by such Holder can be sold in any three-month period without registration in compliance with SEC Rule 144; or

            (b) three years after the closing of an Initial Public Offering.

            7.7 TRANSFERS OF REGISTRATION RIGHTS.

            (a) A Holder may assign its registration rights under Section 7.1 only in connection with such Holder's sale or other transfer of at least 100,000 shares of Registrable Securities; provided, however, that TIAA shall be entitled to transfer its registration rights in connection with transfers of any TIAA Registrable Securities made in accordance with the TIAA Warrant Agreement and shall not otherwise be subject to this Section 7.7. Any permitted transferee (other than a Holder) to whom registration rights under this Agreement are transferred by a Shareholder shall, as a condition to such transfer, deliver to the Company a written instrument by which such transferee identifies itself, gives the Company notice of the transfer of such rights, indicates the Registrable Securities owned by it and agrees to be bound by the obligations imposed upon Shareholders under this Agreement.

            (b) A transferee to whom rights are transferred pursuant to this
Section 7.7 may not again transfer such rights to any other person or entity, other than as provided in subsection (a) above.

            (c) Except as provided in this Section 7.7, no party may transfer or assign any of its rights hereunder.

            7.8 INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Section 7:

            (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, each of such Holder's directors, officers, shareholders and partners, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any amendments or supplements thereto,
(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

            (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such Registration Statement and any controlling person or any such underwriter or Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 7.8, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 7.8 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided, further, that the obligation to provide indemnification pursuant to this Section 7.8(b) shall be several, and not joint and several, among such indemnifying parties. Such Holders shall also indemnify each other person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors and each other person, if any, who controls any such participating person within the meaning of the Act to the same extent as provided above with respect to the Company. In no event shall any indemnity under this Section 7.8 exceed the net proceeds from the offering received by such Holder.

             (c) Promptly after receipt by an indemnified party under this
Section 7.8 of notice of the commencement of any action (including, without limitation, any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this
Section 7.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 7.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.8.

            (d) If the indemnification provided for in this Section 7.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, (i) no Holder shall be required to contribute any amount in excess of the public offering price of all Registrable Securities offered and sold by such Holder pursuant to such Registration Statement, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided that TIAA shall not be subject to this Section
7.8 (d) in its capacity as an indemnifying party.

            (e) The obligations of the Company and Holders under this Section
7.8 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 7, and otherwise.

            SECTION 8. "MARKET STAND-OFF" AGREEMENT. Each Shareholder and TIAA hereby agree that, during the period of duration (not to exceed 180 days) specified by the Company and an underwriter of Common Stock, Preferred Stock or other securities of the Company, following the effective date of the Registration Statement for an Initial Public Offering, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except Common Stock, Preferred Stock or other securities of the Company included in such registration; provided, however, that all officers, directors, key employees and greater than one percent (1%) shareholders of the Company enter into similar agreements. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of any investor
(and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

      SECTION 9. LEGENDS. All certificates representing any Shares shall have endorsed thereon the following legend, in addition to any legends required by applicable state securities laws or otherwise:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF A SHAREHOLDER AGREEMENT (WHICH INCLUDES PROVISIONS RELATING TO A VOTING AGREEMENT AMONG SHAREHOLDERS WITH RESPECT TO THE ELECTION OF DIRECTORS) AMONG THE CORPORATION AND ITS SHAREHOLDERS (THE "AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS CORPORATION.

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED AND OTHER THAN IN COMPLIANCE WITH THE AGREEMENT. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SECURITIES SHALL BE DEEMED TO HAVE AGREED TO, AND SHALL BECOME BOUND BY, THE FOREGOING, INCLUDING ALL OF THE PROVISIONS OF THE AGREEMENT. "

      SECTION 10. TRANSFERS. No Shares shall be Transferred by a Shareholder unless (i) such Transfer is made in compliance with applicable federal and state securities laws and (ii) prior to such Transfer, the transferee or transferees sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms hereof as they relate to the Shareholder that transferred such shares to such transferee. Permitted transferees of Shareholders shall be entitled to the benefits and subject to the obligations accorded under this Agreement to Shareholders. The Company shall not be required (a) to transfer on its books any Shares that shall have been sold or transferred in violation of any of the provisions of this Agreement or (b) to treat as the owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

      SECTION 11. EXERCISE OF WARRANT. Upon exercise of an Existing Warrant, a warrant holder ("WARRANT HOLDER") shall, as to the Shares acquired upon exercise of such warrant, be deemed a Shareholder for purposes of this Agreement.

      SECTION 12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

      SECTION 13. AMENDMENTS. Any amendment or modification of this Agreement may be made only with the written consent of (i) the Company and (ii) the persons then holding a majority of the voting power of the Shares held by Shareholders and TIAA determined on a Common Stock Equivalents basis. This Agreement may be amended at any time at the option of the Company for the purpose of adding additional employees of the Company as Shareholders hereunder, which amendment may be effected by the Company and such employee executing an addendum hereto.

      SECTION 14. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed given upon personal delivery to the party to be notified, on the third day after deposit with the United States Postal Service, by registered or certified mail, postage prepaid, or upon confirmation if sent by telex, facsimile machine or other means of telecommunication that transmits or produces a written record of the message so sent. Any notice directed to the Shareholders, Warrant Holders or TIAA shall be addressed to their respective addresses shown on the corporate records and any notice directed to the Company shall be addressed to the Company at its registered office, or to such other address as any person may designate by 10 days' written notice to such other persons in the foregoing manner.

      SECTION 15. SUCCESSORS. Except as otherwise provided herein, this Agreement is binding upon and shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on Transfer herein set forth, the Shareholders, TIAA and their heirs, executors, administrators, successors and assigns.

      SECTION 16. TERM. This Agreement shall terminate upon the earlier to occur of: (i) a Fundamental Corporate Event, or (ii) the consummation of an Initial Public Offering; provided, however, that neither (x) the rights of holders of TIAA Registrable Securities under Section 7.2 nor (y) the rights of the holders under Section 7.6 shall terminate upon the consummation of an Initial Public Offering; provided, further, that the rights and obligations of TIAA hereunder shall terminate when TIAA no longer holds any Common Stock or TIAA Warrants.

      SECTION 17. ATTORNEYS' FEES. If any party to this Agreement brings an action against another party to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including, without limitation, attorneys' fees and costs, incurred in connection with such action, including any appeal of such action. In the event that a party brings such an action against more than one of the other parties to this Agreement, any attorneys' fees awarded against such other parties shall be equitably apportioned among such other parties in light of all of the facts and circumstances surrounding their involvement in such action.

      SECTION 18. GOVERNING LAW, SEVERABILITY. The parties intend that this Agreement shall be governed by and construed in accordance with the laws of the State of South Dakota applicable to contracts made and wholly performed within South Dakota by persons domiciled in South Dakota. Any provision of this Agreement that is deemed invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without rendering invalid or unenforceable the remaining provisions of this Agreement. If any provision of this Agreement is held to be invalid or unenforceable, it is the intention of the parties that such invalid or unenforceable provision shall be replaced with a valid and enforceable provision as like in tenor to the invalid or unenforceable provision as is possible.

      SECTION 19. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement constitutes the entire agreement of the parties relating to the subject matter hereof. There are no promises, terms, conditions, obligations, representations or warranties other than those contained in this Agreement. This Agreement supersedes all prior communications, representations or agreements, verbal or written, among the parties relating to the subject matter hereof. Except as otherwise expressly provided herein, no party hereto may assign any of his, her or its rights hereunder or delegate any of his, her or its duties hereunder without the written consent of all of the other parties hereto.

      SECTION 20. SPECIFIC ENFORCEMENT. The parties intend and agree that the provisions of this Agreement shall be specifically enforceable in any court having jurisdiction to grant the remedy of specific performance.

      SECTION 21. WAIVER. No provision in this Agreement shall be deemed to have been waived unless such waiver is in a writing signed by the waiving party. No failure by any party to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy consequent upon a breach thereof, shall constitute a waiver of any such breach or of any subsequent breach of the same or any other provision. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision of this Agreement or a waiver of such provision with respect to any subsequent breach, unless expressly provided in writing.

      SECTION 22. DISPUTE RESOLUTION.

            (a) If a dispute arises out of or relates to this Agreement or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. The mediation shall be conducted in South Dakota unless otherwise agreed by the parties involved.

            (b) Thereafter, any unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be settled by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted in South Dakota unless otherwise agreed by the parties involved. Any award rendered shall be final and conclusive upon the parties and a judgment thereon may be entered in any court having competent jurisdiction; provided, however, that the arbitrator or arbitrators shall have no authority to award equitable relief, but shall limit their decision to determining liability and monetary compensation and damages.

            (c) In connection with any such arbitration, the parties shall do the following:

                  (i) Agree upon and appoint as arbitrator a retired trial judge in South Dakota. If the parties are unable to agree upon an arbitrator, then a panel of three arbitrators shall be selected pursuant to American Arbitration Association rules;

                  (ii) Direct the arbitrator or arbitrators to follow the substantive rules of law and the Federal Rules of Evidence;

                  (iii) Allow the parties to conduct discovery pursuant to the Civil Rules of Procedure then in effect for a period not to exceed 90 days;

                  (iv) Require testimony to be transcribed; and

                  (v) Require the award to be accompanied by Findings of Fact and a statement of the reasons for the decision.

            (d) The initial fees and expenses of the arbitration shall be borne equally by the parties to the dispute, and each party shall bear its own expenses; provided, however, that the arbitrator or arbitrators shall have the authority to award costs and fees as part of their decision.

            (e) Except where clearly prevented by the area in dispute, all parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved.

                            [SIGNATURE PAGES FOLLOW]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:                         VERASUN ENERGY CORPORATION

                                 By:  /s/ Donald L. Endres
                                      ------------------------------
                                      Name:  Donald L. Endres

                                      Title: Chief Executive Officer

SHAREHOLDERS:
                                 /s/ Keith Bruinsma
                                 -------------------------------
                                 Keith Bruinsma

                                 /s/ Ginja R. Collins
                                 -------------------------------
                                 Ginja R. Collins

                                 /s/ Brian L. DeJong
                                 -------------------------------
                                 Brain L. DeJong

                                 /s/ Rick J. Eggebrecht
                                 -------------------------------
                                 Rick J. Eggebrecht

                                 /s/ Donald L. Endres
                                 -------------------------------
                                 Donald L. Endres

                                 /s/ Roland Fagen
                                 -------------------------------
                                 Roland Fagen

                                 /s/ Richard J. Helsper
                                 -------------------------------
                                 Richard J. Helsper

                                 /s/ William L. Honnef
                                 -------------------------------
                                 William L. Honnef

                                 /s/ Bruce A. Jamerson
                                 -------------------------------
                                 Bruce A. Jamerson

                                 /s/ Matthew K. R. Janes
                                 -------------------------------
                                 Matthew K. R. Janes

                                 /s/ Laura M. Johnson
                                 -------------------------------
                                 Laura M. Johnson

                                 /s/ Alan J. Malone
                                 -------------------------------
                                 Alan J. Malone

                                 /s/ Steve Rohlf
                                 -------------------------------
                                 Steve Rohlf

                                 /s/ Dorcas Sue Scalet
                                 -------------------------------
                                 Dorcas Sue Scalet

                                 /s/ John M. Schweitzer
                                 -------------------------------
                                 John M. Schweitzer

                                 /s/ Jeff G. See
                                 -------------------------------
                                 Jeff G. See

                                 /s/ Kurt M. Swenson
                                 -------------------------------
                                 Kurt M. Swenson

                                 /s/ Troy K. Shaner
                                 -------------------------------
                                 Troy K. Shaner

                                 BLUESTEM CAPITAL PARTNERS III, L.P.

                                 By:  Bluestem Capital Company III, L.L.C.
                                   Its: General Partner

                                 By: /s/ Steve Kirby
                                     -------------------------------
                                     Name:  Steve Kirby
                                     Title: President

                                 BLUESTEM ETHANOL, L.L.C.

                                 By: /s/ Steve Kirby
                                     ------------------------------
                                     Name:  Steve Kirby
                                     Title: Vice President

                                 BLUESTEM ETHANOL, II, L.L.C.

                                 By:  Bluestem Capital Company, L.L.C
                                   Its: Managing Member

                                 By: /s/ Steve Kirby
                                     ------------------------------
                                     Name:  Steve Kirby
                                     Title: President

                                 BLUESTEM GROWTH & INCOME FUND, LLC

                                 By: /s/ Steve Kirby
                                     ------------------------------
                                     Name:  Steve Kirby
                                     Title: Vice President

                                 BLUESTEM GROWTH & INCOME FUND II, L.L.C.

                                 By:  Bluestem Capital Company, L.L.C.
                                   Its: Managing Member

                                 By: /s/ Steve Kirby
                                     ------------------------------
                                     Name:  Steve Kirby
                                     Title: President

                                 CONIFER INVESTMENTS, LLC

                                 By: /s/ Bruce A. Jamerson
                                     ------------------------------
                                     Name:  Bruce A. Jamerson
                                     Title: President

                                 EOS PARTNERS SBIC III, L.P.

                                 By: Eos SBIC General III, L.P., Its General
                                 Partner

                                 By: Eos Partners, L.P., Its Sole Member

                                 By: Eos General, L.L.C., Its General Partner

                                 By: /s/ Brian D. Young
                                     ------------------------------
                                     Name:  Brian D. Young
                                     Title: Manager

                                 EOS CAPITAL PARTNERS III, L.P.

                                 By: ECP General III, L.P., Its General Partner

                                 By: ECP III, LLC, Its General Partner

                                 By: /s/ Brian P. Young
                                     ------------------------------
                                     Name:  Brian P. Young
                                     Title: Manager

                                 FIRST PREMIER BANK, AS TRUSTEE FOR
                                 ROHLF MEDICAL INC.
                                 PROFIT SHARING PLAN

                                 By: /s/ Scott Weedreyes VP
                                     ------------------------------
                                     Name:  Scott Weedreyes
                                     Title: Vice President

TIAA:                            TEACHERS INSURANCE AND
                                 ANNUITY ASSOCIATION OF AMERICA

                                 By: /s/ Lisa M. Ferraro
                                     ------------------------------
                                     Name:  Lisa M. Ferraro
                                     Title: Director

                                SPOUSE'S CONSENT
                         (for Community Property States)

      The undersigned spouse of William Honnef has signed this Spouse's Consent as evidence of his or her intent to be bound by the terms contained in the Shareholder Agreement (the "AGREEMENT") and acknowledges that he or she has read the Agreement, knows its contents, and prior to executing this Spouse's Consent, has had an opportunity to consult with an attorney of his or her individual choosing, and has been fully advised and counseled concerning his or her rights and obligations concerning the Agreement, or if he or she has not consulted an attorney it is because he or she understands his or her rights and obligations and has decided to execute this Spouse's Consent without such consultation.

                                                 /s/ Monique Cordray
                                                 -------------------------------

                                                 Monique Cordray
                                                 -------------------------------
                                                 (print name)

                                    EXHIBIT A
                                  SHAREHOLDERS

                                Keith E. Bruinsma
                                Ginja R. Collins
                                 Brain L. DeJong
                               Rick J. Eggebrecht
                                Donald L. Endres
                                  Roland Fagen
                               Richard J. Helsper
                                William L. Honnef
                                Bruce J. Jamerson
                               Matthew K. R. Janes
                                Laura M. Johnson
                                 Alan J. Malone
                                   Steve Rohlf
                                Dorcas Sue Scalet
                               John M. Schweitzer
                                   Jeff G. See
                                 Kurt M. Swenson
                                 Troy K. Shaner
                            Bluestem Ethanol, L.L.C.
                           Bluestem Ethanol II, L.L.C.
                       Bluestem Capital Partners III, L.P.
                       Bluestem Growth Income Fund, L.L.C.
                    Bluestem Growth & Income Fund II, L.L.C.
                           Conifer Investments, L.L.C.
                         Eos Capital Partners III, L.P.
                           Eos Partners SBIC III, L.P.
    First Premier Bank, as Trustee of Rohlf Medical, Inc. Profit Sharing Plan
              Teachers Insurance and Annuity Assoication of America

                                    EXHIBIT B
                                 WARRANT HOLDERS


      NAME                                        NUMBER OF SHARES
------------------------                          ----------------
Donald L. Endres                                     1,387,745
William L. Honnef                                      158,305
Matthew K. R. Janes                                    172,045
Rick J. Eggebrecht                                     110,116
Dorcas Sue Scalet                                      123,856
Keith E. Bruinsma                                      101,872
Conifer Investments, LLC                                96,376

                                    EXHIBIT C
                                  TIAA WARRANTS


          HOLDER                                  NUMBER OF SHARES
------------------------------                    ----------------
Teachers Insurance and Annuity                        1,180,000
Association of America

                          SUPPLEMENTAL SIGNATURE PAGE

      This Supplemental Signature Page to the Shareholder Agreement dated as of October 14, 2005 by and among VeraSun Energy Corporation, a South Dakota corporation (Organizational ID # DB050019), its shareholders and Teachers Insurance and Annuity Association of America (the "Agreement"), is executed, delivered and accepted as of the date set forth below.

      The undersigned is hereby designated as a Shareholder under, and agrees to be bound by, the terms of the Agreement.

      Dated:  ________  _____, 200_.

                                         SHAREHOLDER:

                                         _______________________________
                                         Signature

                                         _______________________________
                                         Print Name

ACCEPTED:

VeraSun Energy Corporation

By:______________________________

Its:_____________________________

Dated:  _______  _____, 200_

SUPPLEMENTAL SIGNATURE PAGE

                                       1